UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2012

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

On August 2, 2012 (the “Closing Date”), OPKO Health, Inc., a Delaware corporation (the “Company”), and Shebeli XXI, S.L.U., a company organized under the laws of Spain and a wholly-owned subsidiary of the Company (“Buyer”), entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which Buyer acquired Farmadiet Group Holding, S.L., a Spanish company engaged in the development, manufacture, marketing, and sale of pharmaceutical, nutraceutical, and veterinary products in Europe (“Farmadiet”). Pursuant to the Purchase Agreement by and among the Company, Buyer, Farmadiet, José Junca Busquets (“JJB”), Miguel Juncá Riuró (“MJR”), Ferrán Juncá Riuró (“FJR”), Carlos Fernández Navarro (“CFN”), Catorze d’Agost, S.L., a Spanish company (“Catorze”), Agut Global, S.L., a Spanish company (“Agut Global”), and Colibrí 2000, S.L., a Spanish company (“Colibri”, and together with JJB, MJR, FJR, CFN, Catorze and Agut Global, the “Sellers”), Buyer purchased from the Sellers all of the issued and outstanding shares of the capital stock of Farmadiet (the “Transaction”).

In connection with the Transaction, Buyer agreed to pay an aggregate purchase price of €13.5 million (US $16.8 million), of which (i) €6.75 million (US $8.4 million) was paid in cash at closing, and (ii) €6.75 million (US$ 8.4 million) (the “Deferred Payment”) will be paid to the Sellers, at the Company’s option, in cash or shares of the Company’s common stock, par value $0.01 (the “Common Stock”) as follows: (x) €3.376 million (US$4.2 million) to be paid on the first anniversary of the Closing Date; and (y) €3.376 million (US$4.2 million) to be paid 18 months after the Closing Date. In the event the Company elects to pay the Deferred Payment in shares of Common Stock, the number of shares issuable shall be calculated using the average closing sales price per share of the Company’s Common Stock as reported on the New York Stock Exchange for the ten trading days immediately preceding the applicable payment date. The Company has the right to hold back up to €2.8 million (US$3.5 million) from the Deferred Payment to satisfy indemnity claims.

The stock consideration which may be issued in connection with the Deferred Payment will be issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S or Section 4(2) thereof.

In connection with the Transaction, the Buyer also entered into two ancillary transactions (the “Ancillary Transactions”). In exchange for a forty percent interest held by one of the Sellers in one of Farmadiet’s subsidiaries, the Company agreed to issue up to an aggregate of 250,000 shares of the Company’s Common Stock, of which (a) 125,000 shares were issued on the Closing Date, and (b) 125,000 will be issued upon achieving certain milestones. In addition, the Company acquired an interest held by an affiliate of a Seller in a product in development in exchange for which the Company agreed to pay up to an aggregate of €1.0 million (US $1.3 million) payable at the Company’s option in cash or shares of the Company’s Common Stock, of which (a) €0.25 million (US$0.3 million) was paid at Closing through delivery of 70,421 shares of the Company’s Common Stock, and (b) €0.75 million (US$1.0 million) will be paid in cash or shares of Common Stock upon achieving certain milestones. The number of shares of the Company’s Common Stock issued is determined based on the average closing sale price for the Company’s Common Stock on the NYSE for the ten (10) trading days preceding the required payment date.

The stock consideration issued or that may be issued in connection with the Ancillary Transactions was or will be issued in reliance upon an exemption from the registration requirements under the Securities Act, pursuant to Regulation S or Section 4(2) thereof.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this report is incorporated into this Item 2.01 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this report is incorporated into this Item 3.02 in its entirety.

Item 7.01 Regulation FD Disclosure.

On August 3, 2012, the Company issued a press release announcing that it entered into the Purchase Agreement. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated August 3, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

August 3, 2012	By:	Adam Logal

Name: Adam Logal
Title: Vice President-Finance, Chief Accounting Officer, and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated August 3, 2012